REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and Shareholders of Eaton
Vance Tax-Managed Diversified Equity Income
Fund:
In planning and performing our audit of the
financial statements of Eaton Vance Tax-
Managed Diversified Equity Income Fund (the
"Fund"), as of and for the year ended October
31, 2009, in accordance with the standards of
the Public Company Accounting Oversight
Board (United States), we considered the
Fund's internal control over financial reporting,
including controls over safeguarding securities,
as a basis for designing our auditing procedures
for the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Fund's internal control over
financial reporting.  Accordingly, we express no
such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of controls.
A fund's internal control over financial reporting
is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles.
A fund's internal control over financial reporting
includes those policies and procedures that (1)
pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect
the transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures of
the fund are being made only in accordance
with authorizations of management and trustees
of the fund; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use, or
disposition of a fund's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements.  Also, projections of
any evaluation of effectiveness to future periods
are subject to the risk that controls may
become inadequate because of changes in
conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.  A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of a
fund's annual or interim financial statements will
not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies in
internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal control over
financial reporting and its operation, including
controls for safeguarding securities, that we
consider to be a material weakness, as defined
above, as of October 31, 2009.
This report is intended solely for the information
and use of management and the Trustees of
Eaton Vance Tax-Managed Diversified Equity
Income Fund and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than these
specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 14, 2009